Exhibit 99.1

GREAT ELM CAPITAL GROUP, INC. REPORTS FIRST QUARTER 2019

FINANCIAL RESULTS

•	VHG and NWM generated LTM Adjusted EBITDA of $14.1 million for the period ended 9/30/2018, representing 9.3% growth over LTM Adjusted EBITDA as of 6/30/2018

•	Platform poised for significant EBITDA growth through realizing identified synergies and executing organic growth and add-on acquisition strategy

•	33% year-over-year growth in GECC’s investment portfolio and 40% year-over-year growth GECM’s management fees from managing GECC

WALTHAM, Mass., November 9, 2018 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) has announced its financial results for the quarter ended September 30, 2018 and intends to file after market close today its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission. Great Elm will host a conference call and webcast on Friday, November 9, 2018 at 8:30 a.m. Eastern time to discuss its first quarter 2019 financial results. Please see below for details.

Select highlights from the first fiscal quarter of 2019 include:

•	Explored a number of Operating Company acquisition candidates and closed on our first transaction in September 2018:

•

Acquired an 80.1% equity interest in Valley Healthcare Group (“VHG”) and Northwest Medical (“NWM”) at an enterprise value of $63.6 million, representing a 4.9x multiple of Pro Forma Adjusted EBITDA for the LTM ended June 30, 2018 and a 4.5x multiple of Pro Forma Adjusted EBITDA for the LTM ended September 30, 2018;

•	For the LTM ended September 30, 2018, VHG and NWM would have generated $14.1 million in Adjusted EBITDA, 9.3% growth over the LTM ended June 30, 2018;

•	For the LTM ended September 30, 2018, VHG and NWM would have generated $47.7 million in revenue, representing 1.3% growth over the LTM ended June 30, 2018;

•	Focused on operational integration initiatives for VHG and NWM, as well driving revenue growth and sourcing M&A opportunities;

•

In dialogue with multiple add-on acquisition opportunities with EBITDA ranging from $500,000 to $3.0 million; seek to pay less than 5.0x the seller’s EBITDA and derive significant cost synergies, blending down the acquisition multiple; and

•	Continue to diligence a number of operating company opportunities across multiple industries.

•	Expanded our Investment Management business:

•	Grew Great Elm Capital Corp.’s (“GECC”) investment portfolio by 33% year-over-year and management fees paid to Great Elm Capital Management, Inc. (“GECM”) by 40% during the same period;

•	Filed for a baby bond offering for GECC; once effective, will allow us to continue to grow assets for this business;

•	Launched the Great Elm Opportunities Fund I (“GEOF”) in July 2018 to focus on niche, small and middle market catalyst-driven co-investment opportunities; and

•	Continue to focus on growing the Investment Management vertical both organically and through M&A.

“We are pleased with our acquisition of Valley Healthcare and Northwest Medical. The combined business is growing revenue and EBITDA, while generating significant free cash flow. We are looking forward to continuing its growth trajectory with add-on acquisitions,” remarked Peter A. Reed, Great Elm’s Chief Executive Officer. “The team continues to source and diligence deal opportunities across the three Great Elm verticals, as we seek to create a diversified holding company and drive long-term shareholder value.”

BUSINESS OVERVIEW

Great Elm team is a diversified, publicly-traded holding company that seeks to build long-term shareholder value across three verticals: Investment Management, Real Estate and Operating Companies.

Alignment of Interest

The employees of GEC and GECM collectively own over 1.8 million shares of GEC, representing 7.0% of the shares outstanding.1 Additionally, the directors of GEC collectively own or manage approximately 10.5% of GEC’s shares.1 Altogether, insiders collectively own or manage approximately 17.5% of GEC’s shares outstanding, which we believe fosters a strong alignment of interest between employees, directors and our shareholders.

Operating Companies

During fiscal year 2018 and the first quarter of fiscal year 2019, the GEC team explored a number of operating company opportunities, focusing on the acquisition of growing businesses with demonstrated histories of generating meaningful earnings that are high returns on the capital employed by the businesses.

In September 2018, the team closed on its first acquisition, acquiring an 80.1% equity interest in two healthcare services companies, VHG and NWM, focused on sleep and respiratory durable medical equipment. A subsidiary of Great Elm acquired these businesses at an enterprise value of $63.6 million2, which represented a 4.9x multiple of LTM Pro Forma Adjusted EBITDA for the period ended June 30, 2018 and a 4.5x multiple of LTM Pro Forma Adjusted EBITDA for the period ended September 30, 2018.

For the LTM ended September 30, 2018, VHG and NWM would have generated $14.1 million in Adjusted EBITDA, 9.3% growth over the Adjusted EBITDA of $12.9 million for the LTM ended June 30, 2018. For the LTM ended September 30, 2018, VHG and NWM would have generated $47.7 million in revenue, representing 1.3% growth over the revenue of $47.1 million generated for the LTM ended June 30, 2018.

In addition to driving revenue and EBITDA growth, the VHG and NWM management team is also focused on operational integration initiatives and pursuing potential M&A opportunities. The team is in dialogue with multiple add-on acquisition opportunities with EBITDA ranging from $500,000 to $3.0 million. We are seeking to pay less than 5.0x the seller’s EBITDA and blend down the acquisition multiple through driving cost synergies.

Away from the durable medical equipment business, the Great Elm team continues to focus on conducting due diligence on a number of operating company opportunities across multiple industries.

[1]	This includes restricted shares that are subject to both performance and service vesting and is based on the share count pro forma for the vesting of said restricted shares.
[2]	Excluding financing, closing and professional fees and expenses and contingent consideration.

Investment Management

We believe the Investment Management vertical is an attractive platform with high margins and a highly scalable business model which, coupled with growth in assets under management, provides significant operating leverage and the potential for growth in Adjusted EBITDA.

We continue to pursue growth both organically and through M&A. As noted above, we grew GECC’s investment portfolio by 33% year-over-year and its associated management fee revenue by 40% during the same timeframe. During Q1/2019, the GECC investment portfolio grew by 2% and management fees paid to GECM also grew by 2%. As we continue to seek to raise incremental debt and / or equity capital for GECC, this asset growth, once deployed, should result in increased management fee revenue for GECM. As noted above, we recently filed for an additional baby bond issuance, which, once effective, should allow for us to execute on that plan.

In July 2018, we launched GEOF with a co-investment in a senior secured loan in the consumer staples industry. We believe that GEOF, which targets the type of asymmetric risk/reward opportunities on which the GECM team has traditionally focused, represents a compelling area for growth in the Investment Management business.

Alongside GECC, GEOF and the existing SMAs, we continue to pursue additional avenues for growth, including launching potential private funds and accounts and opportunistic M&A in the BDC space.

Real Estate

Following the announcement of the Fort Myers transaction in March 2018, we have significantly increased both our deal flow and our opportunity set. We remain focused on credit tenant lease financings and ground lease structures across a variety of commercial, government and other properties. In this regard, we believe our substantial tax assets help make us a value-added partner or lessor.

We continue to build equity value in the Fort Myers properties through debt amortization, as the debt balance has decreased by approximately $878,000 since acquiring the property in March.

FINANCIAL REVIEW: SEGMENT FINANCIALS

As of September 30, 2018, Great Elm had four operating segments: Durable Medical Equipment, Investment Management, Real Estate and General Corporate.

Durable Medical Equipment

Three Months Ended September 30, 2018:

Revenue:

•	During the period ended September 30, 2018[3], Great Elm recognized $4.1 million in total revenue.

Net Income (Loss):

•	During the period ended September 30, 2018[4], Great Elm recognized $27,000 in net income.

Adjusted EBITDA:

•	During the period ended September 30, 2018[5], Great Elm recognized $1.3 million in Adjusted EBITDA.

Investment Management

Three Months Ended September 30, 2018:

Revenue:

•

During the three months ended September 30, 2018, Great Elm recognized management fee revenue of $768,000 vs. $551,000 during the same period the prior year. The increase in revenue year-over-year was driven primarily by GECC’s investment portfolio growth.

•	During the three months ended September 30, 2018, Great Elm recognized total investment management revenue of $940,000 vs. $1.8 million during the same period the prior year.

•

The decrease in the total investment management revenue for the three months ended September 30, 2018 was primarily driven by the change in revenue accounting methodology. Revenue is now being accounted for under Topic 606 for the three months ended September 30, 2018 vs. Topic 605 for the three months ended September 30, 2017. Please refer to the Form 10-Q for additional detail on the adoption of Topic 606 under US GAAP.

[3]	For the partial period that commenced on September 7, 2018 and ended on September 30, 2018.
[4]	For the partial period that commenced on September 7, 2018 and ended on September 30, 2018.
[5]	For the partial period that commenced on September 7, 2018 and ended on September 30, 2018.

Net Income (Loss):

•	During the three months ended September 30, 2018, Great Elm recognized a net loss of ($689,000) vs. a net loss of ($1.6) million during the same period the prior year.

Adjusted EBITDA:

•	During the three months ended September 30, 2018, Great Elm recognized Adjusted EBITDA of $612,000 vs. $491,000 in the same period the prior year.

Real Estate

Three Months Ended September 30, 2018:

Revenue:

•	During the three months ended September 30, 2018, Great Elm recognized $1.4 million in rental revenue.

Net Income (Loss):

•	During the three months ended September 30, 2018, Great Elm recognized $51,000 in net income.

Adjusted EBITDA:

•	During the three months ended September 30, 2018, Great Elm recognized $1.1 million in Adjusted EBITDA.

Debt Balance (Face Value as of 9/30/2018):

•	As of September 30, 2018, the current face value of the debt on the real estate assets was approximately $56.6 million.

General Corporate

Three Months Ended September 30, 2018:

Net Income (Loss):

•	During the three months ended September 30, 2018, Great Elm recognized ($1.4) million in net loss vs. a net loss of ($1.8) million during the same period the prior year.

Adjusted EBITDA:

•	During the three months ended September 30, 2018, Great Elm recognized ($1.4) million in Adjusted EBITDA vs. ($1.1) million during the same period the prior year.

Conference Call & Webcast

Great Elm will host a conference call and webcast on Friday, November 9, 2018 at 8:30 a.m. Eastern time to discuss its first quarter 2019 financial results.

All interested parties are invited to participate in the conference call by dialing +1 (844) 559-0750; international callers should dial +1 (647) 689-5386. Participants should enter the Conference ID 7496637 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: https://www.greatelmcap.com/events-and-presentations/default.aspx.

The conference call will be webcast simultaneously at: https://event.on24.com/wcc/r/1821441/604DFFB216E487026C5D91DECA711AAD.

About Great Elm Capital Group, Inc.

Great Elm is a publicly-traded holding company that is seeking to build a business across three operating verticals: Investment Management, Real Estate and Operating Companies. Great Elm Capital Group, Inc.’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

	For the three months ended September 30, 2018
(Dollar amounts in thousands)	Investment Management	Real Estate	Durable Medical Equipment(1)	General Corporate(2)	Total
Net income (loss)—GAAP	$(689)	$51	$27	$(1,398)	$(2,009)

EBITDA:
Net income (loss)—GAAP	$(689)	$51	$27	$(1,398)	$(2,009)
Interest	44	665	286	—	995
Taxes	—	—	—	—	—
Depreciation and amortization	136	431	423	—	990

EBITDA	$(509)	$1,147	$736	$(1,398)	$(24)

Adjusted EBITDA:
EBITDA	$(509)	$1,147	$736	$(1,398)	$(24)
Stock based compensation	545	—	—	128	673
Dividend income from GECC	—	—	(56)	(434)	(490)
Unrealized (gain) loss on investment in GECC	—	—	80	(985)	(905)
Unrecognized incentive fees earned(3)	576	—	—	—	576
DME management and monitoring fees	—	—	18	(18)	—
Transaction costs	—	—	542	1,324	1,866

Adjusted EBITDA	$612	$1,147	$1,320	$(1,383)	$1,696

	For the three months ended September 30, 2017
(Dollar amounts in thousands)	Investment Management	Real Estate(4)	Durable Medical Equipment(1)	General Corporate	Total
Net loss—GAAP	$(1,626)	$—	$—	$(1,758)	$(3,384)

EBITDA:
Net loss—GAAP	$(1,626)	$—	$—	$(1,758)	$(3,384)
Interest	98	—	—	—	98
Taxes	—	—	—	—	—
Depreciation and amortization	180	—	—	—	180

EBITDA	$(1,348)	$—	$—	$(1,758)	$(3,106)

Adjusted EBITDA:
EBITDA	$(1,348)	$—	$—	$(1,758)	$(3,106)
Stock based compensation	1,553	—	—	204	1,757
Dividend income from GECC	—	—	—	(491)	(491)
Unrealized loss on investment in GECC	—	—	—	354	354
Non-reimbursable MAST Capital expenses	278	—	—	88	366
Re-measurement of warrant liability	8	—	—	—	8

Adjusted EBITDA	$491	$—	$—	$(1,603)	$(1,112)

(1)	Our durable medical equipment business began in September 2018 and there was no related activity prior to that date.
(2)	General Corporate net loss includes net loss attributable to discontinued operations.
(3)	Unrecognized incentive fees earned include amounts earned under investment management agreements which are not recognized under US GAAP.
(4)	Our real estate business began in March 2018 and there was no related activity prior to that date.

Media & Investor Contact:

Great Elm Capital Group

Meaghan K. Mahoney

Senior Vice President

+1 617 375-3006

mmahoney@greatelmcap.com or investorrelations@greatelmcap.com